Exhibit 99.1

Earnings Release FY18 Q2	Investor Contact	Media Contact
	Gerry Gould, VP-Investor Relations	Carla Burigatto, VP-Communications
	(781) 356-9402	(781) 348-7263
	gerry.gould@haemonetics.com	carla.burigatto@haemonetics.com

Haemonetics Reports 2nd Quarter Results and Raises Fiscal 2018 Guidance;
Launches Strategic Initiative

Braintree, MA, November 7, 2017 - Haemonetics Corporation (NYSE: HAE) reported financial results for its second quarter and first half fiscal 2018 ended September 30, 2017:

	2nd Quarter 2018	1st Half 2018
Revenue	$225 million, +2.3%	$436 million, +1.4%
Net income per diluted share	$0.38	$0.76
Adjusted net income per diluted share	$0.48	$0.82
Cash flow from operating activities	$ 59 million	$ 97 million
Free cash flow before restructuring and turnaround	$ 46 million	$75 million

Second quarter and first half fiscal 2018 revenue growth was negatively impacted by $1.8 million and $3.0 million, respectively, as a result of the recent divestiture of the SEBRA line of benchtop and hand held sealers.

Chris Simon, Haemonetics’ CEO, stated: “In the first half of fiscal 2018, we grew revenue 1.4% and adjusted net income 18%. Our turnaround is on track, our strategy is working and we are raising our fiscal 2018 adjusted earnings per share and free cash flow guidance. We are launching a comprehensive Complexity Reduction Initiative to further improve our productivity and allow us to intensify the investments we are making to fuel our growth.”

GAAP RESULTS

Second quarter fiscal 2018 revenue of $225.4 million was up 2.3% and first half fiscal 2018 revenue of $436.3 million was up 1.4%, compared to the same periods of fiscal 2017. Reported business unit revenue and revenue growth rates versus the prior fiscal year periods were as follows ($ million):

	2nd Quarter 2018		1st Half 2018
Plasma	$109.8	6.0%	$211.3	5.0%
Hospital	$43.9	3.5%	$87.8	4.8%
Hospital: Hemostasis Management	$18.1	10.1%	$35.7	12.4%
Hospital: Cell Processing	$25.8	(0.7)%	$52.1	0.1%
Blood Center	$71.7	(3.4)%	$137.3	(5.5)%

Second quarter fiscal 2018 gross margin was 46.4%, down 90 bps as compared with the same quarter of the prior year. Operating expenses were $80.3 million, up $0.9 million or 1.1%. Approximately $5.6 million and $1.6 million of restructuring and turnaround costs were included in operating expenses in the second quarters of fiscal 2018 and 2017, respectively. Operating income was $24.3 million, down $0.5 million or 2.2%, while operating margin was 10.8%, down 50 bps as compared with the same quarter of fiscal 2017. Second quarter fiscal 2018 net income was $20.1 million, up 1.4% over the prior year quarter, and the Company reported earnings per diluted share of $0.38 in the second quarters of the current and prior fiscal years.

ADJUSTED RESULTS

On a constant currency basis, revenue for the second quarter of fiscal 2018 was up 2.1% over the second quarter of fiscal 2017 and up 1.5% over the first half of fiscal 2017. Business unit revenue growth rates in constant currency versus the prior fiscal year periods were as follow:

	2nd Quarter 2018	1st Half 2018
Plasma	5.7%	5.0%
Hospital	3.4%	5.1%
Hospital: Hemostasis Management	10.4%	13.4%
Hospital: Cell Processing	(0.8)%	0.4%
Blood Center	(3.8)%	(5.4)%

Plasma revenue growth was negatively impacted by $1.8 million in the second quarter or 1.8%, as a result of the recent divestiture of the SEBRA line of benchtop and hand held sealers. The Company reported 7% growth in Plasma disposables revenue in North America in the second quarter, including strong disposables growth partially offset by declines in Plasma liquid solutions revenue.

In the second quarter, adjusted gross margin was 46.5%, down 90 bps as compared with the same quarter of the prior year, reflecting the impact of manufacturing challenges. Adjusted operating expenses were $68.2 million, down $2.7 million or 3.7%. Adjusted operating income was $36.5 million, up $3.1 million or 9.3%, while operating margin was 16.2%, up 100 bps as compared with the same quarter of fiscal 2017.

Second quarter adjusted net income was $25.7 million, up $2.1 million or 9.1%, and adjusted earnings per share was $0.48, up 4.3% versus $0.46 in the second quarter of fiscal 2017.

BALANCE SHEET AND CASH FLOW

Cash on hand at the end of the first half of fiscal 2018 was $203.6 million, an increase of $64.1 million. First half fiscal 2018 free cash flow was $69.5 million, including net restructuring and turnaround funding requirements, and $75.3 million before such funding. In fiscal 2017, first half free cash flow was $28.5 million, including net restructuring and turnaround funding requirements, and $41.3 million before such funding.

RESTRUCTURING AND TURNAROUND EXPENSES, DEAL AMORTIZATION AND GAIN ON DIVESTITURE

The Company incurred $5.8 million of restructuring and turnaround expenses in the second quarter of fiscal 2018 and $1.6 million of such expenses in the second quarter of fiscal 2017. Deal amortization expenses of $6.5 million and $7.0 million were recorded in the second quarters of fiscal 2018 and 2017, respectively. In the first halves of fiscal 2018 and 2017, the Company incurred $8.3 million and $20.4 million, respectively, of restructuring and turnaround expenses. First half deal amortization expenses were $13.0 million in fiscal 2018 and $14.1 million in fiscal 2017.

Restructuring and turnaround expenses and deal amortization expenses were excluded from the computation of adjusted earnings. Also excluded from first half fiscal 2018 adjusted earnings was a gain of $8.0 million, or $0.09 per share, realized upon the divestiture of the Company’s SEBRA line of benchtop and hand held sealers.

FISCAL 2018 GUIDANCE

Fiscal 2018 revenue is expected to approximate fiscal 2017 revenue, consistent with previous guidance, and business unit revenue growth guidance is unchanged: Plasma 3-5%, Hospital 7-10% and Blood Center (7-10%).

The Company expects a high single-digit growth rate for Plasma disposables in North America. Based on first half performance, the Company is raising its fiscal 2018 adjusted earnings and free cash flow guidance:

	Original	Revised
Operating Margin (GAAP)	10 - 11%	7 - 8%
Earnings per Share (GAAP)	Not provided	$1.05 - $1.15
Adjusted Operating Margin	13 - 14%	14 - 15%
Adjusted Earnings per Share	$1.55 - $1.65	$1.65 - $1.75
Free Cash Flow, Before Restructuring & Turnaround	$35 - $55 million	~ $100 million

The Company expects implied second half fiscal 2018 adjusted earnings per share growth to be lower in the third fiscal quarter than in the fourth quarter. The fiscal 2018 guidance ranges provided include anticipated investments:

	Original	Revised
Capital expenditures	$55 - 65 million	$40 - 50 million
Operating expenses, net of tax benefit	15 - 25 million	15 - 25 million
Investments	$70 - 90 million	$55 - 75 million

On an after-tax basis, operating expense investments represent $0.40-$0.50 earnings per share.

STRATEGIC INITIATIVE

The Company announced its Complexity Reduction Initiative, a strategic restructuring effort designed to improve operational performance and reduce cost, freeing up resources to invest in accelerated growth. It is a comprehensive, global program that is looking at all aspects of the cost base and an important next step in the Company’s multi-year, multi-phase turnaround.

Mr. Simon commented: “These are purposeful actions to streamline the way we work and enable us to better serve our customers, pursue our growth priorities and create an engaging and results-driven culture.”

The Company plans to invest savings in growth areas such as the launch of NexSys PCS, clinical trials for hospital-based products, manufacturing capacity for equipment and disposables, additional sales and clinical representatives, and employee development.

The majority of the savings generated by this restructuring program are expected to come from cost reductions such as direct materials, indirect spending, facilities and freight. The remainder is expected to come from the reduction of approximately 350 positions globally, which will be accomplished primarily through voluntary and involuntary separations. The workforce reduction will exclude certain identified critical roles in direct selling and clinical support, hourly plant workers and employees involved in critical, time bound projects, as the Company remains committed to ensuring effective ongoing business operations and strong customer service. The headcount actions will be communicated and acted upon by the end of fiscal 2018.

The program is expected to be completed over the next 30 months and to deliver $80 million in annual run rate savings by the end of fiscal 2020. Savings from the program are expected to be minimal in fiscal 2018. The Company expects to incur restructuring charges of $50-$60 million, which will be excluded from adjusted earnings.

WEBCAST CONFERENCE CALL AND RESULTS ANALYSIS

Haemonetics will host a webcast to discuss second quarter fiscal 2018 results on Tuesday, November 7, 2017 at 8:00am Eastern Time. Interested parties may participate at: https://edge.media-server.com/m6/p/cuu23zsw.

The Company is posting this press release to its Investor Relations website, in addition to results analyses that will be referenced on the webcast. The analyses can be accessed by the following direct link:http://phx.corporate-ir.net/External.File?item=UGFyZW50SUQ9MzgzNzYzfENoaWxkSUQ9LTF8VHlwZT0z&t=1&cb=636361519555255111.

About Haemonetics

Haemonetics (NYSE: HAE) is a global healthcare company dedicated to providing a suite of innovative hematology products and solutions for customers, to help them improve patient care and reduce the cost of healthcare. Our technology addresses important medical markets: blood and plasma component collection, the surgical suite, and hospital transfusion services. To learn more about Haemonetics, visit www.haemonetics.com.

Forward Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Forward-looking statements in this press release may include, without limitation, statements regarding (i) plans and objectives of management for operations of the Company, including plans or objectives related to the development and commercialization of, and regulatory approvals related to, the Company’s products, and plans or objectives related to the Complexity Reduction Initiative, (ii) estimates or projections of financial results, financial condition, capital expenditures, capital structure or other financial items, (iii) the Company's future financial performance and (iv) the assumptions underlying or relating to any statement described in points (i), (ii) or (iii) above. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon the Company's current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences.

Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, our ability to implement the Complexity Reduction Initiative as planned, on the anticipated timeline and at the anticipated cost, our ability to realize the estimated savings from the Complexity Reduction Initiative, technological advances in the medical field and standards for transfusion medicine and our ability to successfully offer products that incorporate such advances and standards, product quality, market acceptance, regulatory uncertainties, including in the receipt or timing of regulatory approvals, the effect of economic and political conditions, the impact of competitive products and pricing, blood product reimbursement policies and practices, and the effect of industry consolidation as seen in the plasma market.  These and other factors are identified and described in more detail in the Company's filings with the SEC. The Company does not undertake to update these forward-looking statements.

MANAGEMENT’S USE OF NON-GAAP MEASURES

Management uses non-GAAP measures to monitor the financial performance of the business, make informed business decisions, establish budgets, and forecast future results. In this release, supplemental non-GAAP measures have been provided to assist investors in evaluating the performance of the Company’s core operations. When used in this release, constant currency measures the change in revenue using a constant currency conversion rate. Adjusted gross profit, operating expenses, operating income, net income and earnings per share exclude restructuring and turnaround and deal amortization expenses, and non-cash write-downs of goodwill and other intangible assets. Adjusted net income and earnings per share also exclude gains and losses on asset dispositions. Free cash flow is defined as cash provided by operating activities less capital expenditures, net of the proceeds from the sale of property, plant and equipment. Reconciliations of these measures to their most comparable GAAP measure are included at the end of the financial sections of this press release as well as on the Company’s website at www.haemonetics.com.

Haemonetics Corporation Financial Summary
Condensed Consolidated Statements of Income for the Second Quarter of FY18 and FY17
(Data in thousands, except per share data)

	9/30/2017	10/1/2016	% Inc/(Dec)
			vs Prior Year
	(unaudited)
Net revenues	$225,377	$220,253	2.3%
Gross profit	104,562	104,248	0.3%

R&D	7,521	8,336	(9.8)%
S,G&A	72,783	71,118	2.3%
Operating expenses	80,304	79,454	1.1%

Operating income	24,258	24,794	(2.2)%

Interest and other expense, net	(1,397)	(1,962)	(28.8)%
Income before taxes	22,861	22,832	0.1%

Tax expense	2,759	3,007	(8.2)%

Net income	$20,102	$19,825	1.4%

Net income per common share assuming dilution	$0.38	$0.38	—%

Weighted average number of shares:
Basic	52,619	51,378
Diluted	52,981	51,701

Profit Margins:			Inc/(Dec) vs prior year profit margin %
Gross profit	46.4%	47.3%	(0.9)%
R&D	3.3%	3.8%	(0.5)%
S,G&A	32.3%	32.3%	—%
Operating income	10.8%	11.3%	(0.5)%
Income before taxes	10.1%	10.4%	(0.3)%
Net income	8.9%	9.0%	(0.1)%

Haemonetics Corporation Financial Summary
Condensed Consolidated Statements of Income for Year-to-Date FY18 and FY17
(Data in thousands, except per share data)

	9/30/2017	10/1/2016	% Inc/(Dec)
			vs Prior Year
	(unaudited)
Net revenues	$436,328	$430,209	1.4%
Gross profit	196,227	195,304	0.5%

R&D	15,714	19,773	(20.5)%
S,G&A	139,644	158,618	(12.0)%
Operating expenses	155,358	178,391	(12.9)%

Operating income	40,869	16,913	n/m

Gain on divestiture	8,000	—	n/m
Interest and other expense, net	(2,756)	(4,139)	(33.4)%
Income before taxes	46,113	12,774	n/m

Tax expense	5,874	3,295	78.3%

Net income	$40,239	$9,479	n/m

Net income per common share assuming dilution	$0.76	$0.18	n/m

Weighted average number of shares:
Basic	52,531	51,200
Diluted	52,896	51,463

Profit Margins:			Inc/(Dec) vs prior year profit margin %
Gross profit	45.0%	45.4%	(0.4)%
R&D	3.6%	4.6%	(1.0)%
S,G&A	32.0%	36.9%	(4.9)%
Operating income	9.4%	3.9%	5.5%
Income before taxes	10.6%	3.0%	7.6%
Net income	9.2%	2.2%	7.0%

Revenue Analysis for the Second Quarter of FY18 and FY17
(Data in thousands)

	Three Months Ended
	9/30/2017	10/1/2016	Reported growth	Currency impact	Constant currency growth (1)
	(unaudited)
Revenues by geography
United States	$138,779	$130,843	6.1%	—%	6.1%
International	86,598	89,410	(3.1)%	0.6%	(3.7)%
Net revenues	$225,377	$220,253	2.3%	0.2%	2.1%

Revenues by business unit
Plasma	$109,771	$103,564	6.0%	0.3%	5.7%
Blood Center	71,710	74,270	(3.4)%	0.4%	(3.8)%
Cell Processing	25,764	25,955	(0.7)%	0.1%	(0.8)%
Hemostasis Management	18,132	16,464	10.1%	(0.3)%	10.4%
Net revenues	$225,377	$220,253	2.3%	0.2%	2.1%
(1) Constant currency growth, a non-GAAP financial measure, measures the change in sales between the current and prior year period using a constant currency. See description of non-GAAP financial measures contained in this release.

Revenue Analysis for Year-to-Date FY18 and FY17
(Data in thousands)

	Six Months Ended
	9/30/2017	10/1/2016	Reported growth	Currency impact	Constant currency growth (1)
	(unaudited)
Revenues by geography
United States	$269,831	$256,543	5.2%	—%	5.2%
International	166,497	173,666	(4.1)%	(0.4)%	(3.7)%
Net revenues	$436,328	$430,209	1.4%	(0.1)%	1.5%

Revenues by business unit
Plasma	$211,278	$201,213	5.0%	—%	5.0%
Blood Center	137,275	145,213	(5.5)%	(0.1)%	(5.4)%
Cell Processing	52,100	52,031	0.1%	(0.3)%	0.4%
Hemostasis Management	35,675	31,752	12.4%	(1.0)%	13.4%
Net revenues	$436,328	$430,209	1.4%	(0.1)%	1.5%
(1) Constant currency growth, a non-GAAP financial measure, measures the change in sales between the current and prior year period using a constant currency. See description of non-GAAP financial measures contained in this release.

Condensed Consolidated Balance Sheets
(Data in thousands)

	As of
	9/30/2017	4/1/2017
	(unaudited)
Assets
Cash and cash equivalents	$203,622	$139,564
Accounts receivable, net	143,693	152,683
Inventories, net	168,592	176,929
Other current assets	37,482	40,853
Total current assets	553,389	510,029
Property, plant & equipment, net	320,221	323,862
Intangible assets, net	169,379	177,540
Goodwill	211,125	210,841
Other assets	17,049	16,437
Total assets	$1,271,163	$1,238,709

Liabilities & Stockholders' Equity
Short-term debt & current maturities	$108,589	$61,022
Other current liabilities	146,410	150,157
Total current liabilities	254,999	211,179
Long-term debt	178,015	253,625
Other long-term liabilities	36,896	34,295
Stockholders' equity	801,253	739,610
Total liabilities & stockholders' equity	$1,271,163	$1,238,709

Condensed Consolidated Statements of Cash Flows
(Data in thousands)

	Six Months Ended
	9/30/2017	10/1/2016
	(unaudited)
Cash Flows from Operating Activities:
Net income	$40,239	$9,479
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	43,986	45,253
Gain on divestiture	(8,000)	—
Stock-based compensation expense	4,199	4,235
Provision for losses on accounts receivable and inventory	688	6,902
Impairment of assets	—	2,505
Change in other non-cash operating activities	312	(1,241)
Change in accounts receivable, net	10,739	6,807
Change in inventories, net	7,284	(12,661)
Change in other working capital	(2,119)	8,681
Net cash provided by operating activities	97,328	69,960
Cash Flows from Investing Activities:
Capital expenditures	(29,125)	(41,624)
Proceeds from divestiture	9,000	—
Proceeds from sale of property, plant and equipment	1,346	197
Net cash used in investing activities	(18,779)	(41,427)
Cash Flows from Financing Activities:
Debt repayments, net	(28,038)	(20,086)
Proceeds from employee stock programs	11,742	15,511
Net cash used in financing activities	(16,296)	(4,575)
Effect of exchange rates on cash and cash equivalents	1,805	(211)
Net Change in Cash and Cash Equivalents	64,058	23,747
Cash and Cash Equivalents at Beginning of the Period	139,564	115,123
Cash and Cash Equivalents at End of Period	$203,622	$138,870

Free Cash Flow Reconciliation:
Cash provided by operating activities	$97,328	$69,960
Capital expenditures, net of proceeds from sale of property, plant and equipment	(27,779)	(41,427)
Free cash flow after restructuring and turnaround costs	69,549	28,533
Restructuring and turnaround costs	8,406	17,990
Tax benefit on restructuring and turnaround costs	(2,692)	(5,213)
Free cash flow before restructuring and turnaround costs	$75,263	$41,310

Haemonetics Corporation Financial Summary
Reconciliation of Non-GAAP Measures

Haemonetics has presented supplemental non-GAAP financial measures as part of this earnings release. A reconciliation is provided that reconciles each non-GAAP financial measure with the most comparable GAAP measure. The presentation of non-GAAP financial measures should not be considered in isolation from, or as a substitute for, the most directly comparable GAAP measures. There are material limitations to the usefulness of non-GAAP measures on a standalone basis, including the lack of comparability to the GAAP financial results of other companies.
These measures are used by management to monitor the financial performance of the business, make informed business decisions, establish budgets and forecast future results. Performance targets for management are established based upon these non-GAAP measures. In the reconciliations below, we have removed restructuring, turnaround and other costs from our GAAP expenses. Our restructuring and turnaround costs for the periods reported are principally related to employee severance and retention, product line simplification, accelerated depreciation and other costs associated with the fiscal 2017 restructuring initiative announced May 9, 2016.
In addition to restructuring and turnaround costs, we are reporting non-GAAP earnings before deal amortization, asset impairments and gain on divestiture.
We believe this information is useful to investors because it allows for an evaluation of the Company with a focus on the performance of our core operations.

Reconciliation of Adjusted Measures for the Second Quarter of FY18 and FY17
(Data in thousands except per share data)
	Three Months Ended
	9/30/2017	10/1/2016
	(unaudited)
GAAP gross profit	$104,562	$104,248
Restructuring and turnaround costs	211	66
Adjusted gross profit	$104,773	$104,314

GAAP operating expenses	$80,304	$79,454
Restructuring and turnaround costs	(5,576)	(1,571)
Deal amortization	(6,504)	(7,006)
Adjusted operating expenses	$68,224	$70,877

GAAP operating income	$24,258	$24,794
Restructuring and turnaround costs	5,787	1,637
Deal amortization	6,504	7,006
Adjusted operating income	$36,549	$33,437

GAAP net income	20,102	19,825
Restructuring and turnaround costs	5,787	1,597
Deal amortization	6,504	7,006
Tax benefit associated with adjustments	(6,727)	(4,911)
Adjusted net income	$25,666	$23,517

GAAP net income per common share	$0.38	$0.38
Adjusted items after tax per common share assuming dilution	$0.10	$0.08
Adjusted net income per common share assuming dilution	$0.48	$0.46

Reconciliation of Adjusted Measures for Year-to-Date FY18 and FY17
(Data in thousands except per share data)
	Six Months Ended
	9/30/2017	10/1/2016
	(unaudited)
GAAP gross profit	$196,227	$195,304
Restructuring and turnaround costs	266	249
Impairment of assets	—	924
Adjusted gross profit	$196,493	$196,477

GAAP operating expenses	$155,358	$178,391
Restructuring and turnaround costs	(8,004)	(20,204)
Impairment of assets	—	(391)
Deal amortization	(12,995)	(14,081)
Adjusted operating expenses	$134,359	$143,715

GAAP operating income	$40,869	$16,913
Restructuring and turnaround costs	8,270	20,453
Impairment of assets	—	1,315
Deal amortization	12,995	14,081
Adjusted operating income	$62,134	$52,762

GAAP net income	40,239	9,479
Restructuring and turnaround costs	8,270	20,413
Impairment of assets	—	1,315
Deal amortization	12,995	14,081
Gain on divestiture	(8,000)	—
Tax benefit associated with adjustments	(10,366)	(8,874)
Adjusted net income	$43,138	$36,414

GAAP net income per common share	$0.76	$0.18
Adjusted items after tax per common share assuming dilution	$0.06	$0.53
Adjusted net income per common share assuming dilution	$0.82	$0.71